UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2009

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On October 22, 2009, Liberty Media Corporation (Liberty Media) issued a press release announcing that the registration statement on Form S-4 filed by Liberty Entertainment, Inc. (LEI), a wholly owned subsidiary of Liberty Media, in connection with the split-off of LEI from Liberty Media (the Split-Off), has been declared effective by the Securities and Exchange Commission and that Liberty Media has commenced mailing the definitive proxy statement/prospectus relating to a special meeting of the holders of Liberty Entertainment common stock.  At the special meeting, the holders will be asked to vote on, among other things, the Split-Off and the business combination transaction between LEI and The DIRECTV Group, Inc. (the DTV Business Combination).  Holders of record of Liberty Entertainment common stock at 5 p.m., NYC time, on October 9, 2009, the record date for the special meeting, are eligible to vote at the special meeting.  The special meeting will be held on November 19, 2009 at 9:30 a.m., NYC time, at Sheraton New York Hotel & Towers, 811 7th Avenue (53rd Street), New York, NY 10019, Tel. No. (212) 581-1000. The press release is filed herewith as Exhibit 99.1.

Also, in connection with the related DIRECTV stockholder litigation, the Delaware Court of Chancery (the Court) has been advised of the proposed approval of the settlement of the action In re The DirecTV Group, Inc., Shareholder Litig., Consolid. C.A. No. 4581-VCP that was pending against DIRECTV, Liberty Media and the DIRECTV board of directors. The Court has scheduled a hearing on November 25, 2009 for final approval of the settlement, at which time the Court will hear any objections to the settlement.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release dated October 22, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2009

LIBERTY MEDIA CORPORATION

By:	/s/ Mark E. Burton
Name:	Mark E. Burton
Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated October 22, 2009